                                                                   Exhibit 9

SECURITIES AGREEMENT                                      Prudential Securities
Individual - Margin Account
-------------------------------------------------------------------------------
Mr. Neil Kadisha                           Account Number: 0EO 334237 A4
1931 N. Broadway                           TIN # ###-##-####
Los Angeles  CA  90031-2526

                                           Package Number:  19961120 0EO 005402
-------------------------------------------------------------------------------

This agreement describes the terms and conditions which govern my Prudential Securities Incorporated ("PSI") margin securities account. I agree to comply with these terms and conditions.

1. Unless I give you written notice to the contrary, I am not and will not be an employee of any exchange or a member firm of any exchange or the NASD. I am the only person who has an interest in this account.

2. This agreement will remain in effect for the life of the account and contains our entire understanding. I may instruct PSI to close my account at any time, and I understand I will be responsible for all fees, prior transactions, transactions outstanding as of the time PSI receives my instruction to close my account, as well as for all subsequent deliveries of my assets. In the event of my death, any order I gave PSI prior to my death is binding on my estate unless PSI receives actual notice of my death before the order is executed.

3. I agree to pay for all transactions or when necessary to deposit any required margin no later than 2:00 p.m. (E.T.) on the settlement date. PSI may require me to prepay for any order. PSI shall have a general lien on all money, securities or other property ("property") I may have on deposit with PSI or in which I have an interest, such as a joint account. PSI may, without notice to me and at its discretion, liquidate or transfer any such property in order to satisfy any indebtedness I may have to PSI or to relieve PSI of any risk of a deficit existing in my account. I shall be liable for any remaining deficiency in my account.

4. I agree to conduct my account in accordance with all applicable laws or regulations as well as the rules and practices of any market or clearing house through which my trades may be executed or processed. PSI may conduct all transactions for me in accordance with the customs and usages of securities firms and


Please remember to sign this agreement and provide your tax identification number, if applicable, on the signature page.

SECURITIES AGREEMENT                                      Prudential Securities
Individual - Margin Account
-------------------------------------------------------------------------------
Mr. Neil Kadisha                           Account Number: 0EO 334237 A4
1931 N. Broadway                           TIN # ###-##-####
Los Angeles  CA  90031-2526

                                           Package Number:  19961120 0EO 005402
-------------------------------------------------------------------------------

of the various exchanges. PSI's failure to comply with any rule or regulation which is not otherwise a breach of this agreement shall not relieve me of my obligations under this agreement.

5. PSI may, at its discretion, decline to accept any order from me including instructions to deliver out my account. PSI may require that I transfer my account from PSI. I understand that if I do not promptly transfer my account upon PSI's demand, PSI reserves the right to liquidate positions in my account at its discretion.

6. I agree to pay commissions, charges, interest and fees at PSI's prevailing rates, which may change without notice to me except as otherwise provided by law. I also agree to pay PSI's reasonable attorneys' fees and interest at the highest lawful rate in the event PSI takes legal action to collect any amount due from me to PSI.

7. PSI will send all written communications relating to my account to the mailing address I have given PSI. I acknowledge that if I have a new address I must advise PSI of that address. I understand that all communications sent to the address I have given PSI are deemed to be personally delivered to me. I agree that I will have no claim against PSI based on my failure to receive any communication.

8. All reports of the execution of orders (confirmations) and account statements are binding on me unless I object in writing ten days after mailing to me. I understand that I must advise the Branch Manager at the branch where my account is held, in writing, if I think there is an error or omission in any communication, even if an employee of PSI agrees to correct the error or omission. I understand that, notwithstanding the price at which the execution of an order was reported to me, the actual execution price is binding upon me.

9. If a court, regulatory agency or self-regulatory organization determines that a provision of this agreement is invalid or unenforceable, that decision will apply only to that provision: the rest of the agreement remains in effect. PSI does not waive


Please remember to sign this agreement and provide your tax identification number, if applicable, on the signature page.

SECURITIES AGREEMENT                                      Prudential Securities
Individual - Margin Account
-------------------------------------------------------------------------------
Mr. Neil Kadisha                           Account Number: 0EO 334237 A4
1931 N. Broadway                           TIN # ###-##-####
Los Angeles  CA  90031-2526

                                           Package Number:  19961120 0EO 005402
-------------------------------------------------------------------------------

any of its rights under this agreement, even if it does not insist at all times on strict compliance with all the terms of this agreement. No part of this agreement can be changed unless it is agreed to by me and an officer of PSI in writing.

10. Prudential Securities Incorporated client accounts are protected by SIPC and PSI's excess insurance coverage.

11. This agreement is to be governed by the laws of the State of New York and may be used for the benefit of PSI successors or assigns. I, as well as my representatives (which can include my heirs, executors, administrators, assigns or attorney-in-fact) am bound by the terms of this agreement.

12. - Arbitration is final and binding on the parties.

      - The parties are waiving their right to seek remedies in court, including the right to jury trial.

      - Pre-arbitration discovery is generally more limited than and different from court proceedings.

      - The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

      - The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

I agree that any controversy arising out of or relating to my account, to transactions with or for my account or any breach of this or any other agreement between us, whether executed or to be executed within or outside of the United States, and whether entered into prior, on or subsequent to the date indicated on the signature page, shall be determined by arbitration. The arbitration may be before either the New York Stock Exchange, Inc. or the National Association of Securities Dealers, Inc. or any other self-regulatory organization of which Prudential



Please remember to sign this agreement and provide your tax identification number, if applicable, on the signature page.

SECURITIES AGREEMENT                                      Prudential Securities
Individual - Margin Account
-------------------------------------------------------------------------------
Mr. Neil Kadisha                           Account Number: 0EO 334237 A4
1931 N. Broadway                           TIN # ###-##-####
Los Angeles  CA  90031-2526

                                           Package Number:  19961120 0EO 005402
-------------------------------------------------------------------------------

Securities Incorporated is a member, as I may elect and shall be governed by the laws of the State of New York. If I do not make such election by registered mail addressed to PSI at PSI's main office within five (5) days after demand by PSI that I make such election, then PSI may make the election. Any notice in connection with such arbitration proceeding, may be sent to me by mail, and I hereby waive personal service. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction, without notice to me. No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action, or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; or
(ii) the class is decertified; or (iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

Margin Agreement

1. I agree to keep whatever margins PSI, in its sole discretion, requires. I promise to pay on demand any debit balance which may be owing in my account.

2. I understand and agree that PSI may, at any time and in its sole discretion, without any margin call or prior demand or notice, sell any property which it is holding or carrying for me, or may buy any property which my account may be short, in order to close out entirely or in part, any commitment I may owe to PSI. PSI may place stop orders in regard to such property. Any sale or purchase may be made in PSI's sole discretion on any exchange or other market, or at public auction or private sale and may be done with or without advertising. PSI may buy for its own account such property and I waive any right to redeem that property.


Please remember to sign this agreement and provide your tax identification number, if applicable, on the signature page.

SECURITIES AGREEMENT                                      Prudential Securities
Individual - Margin Account
-------------------------------------------------------------------------------
Mr. Neil Kadisha                           Account Number: 0EO 334237 A4
1931 N. Broadway                           TIN # ###-##-####
Los Angeles  CA  90031-2526

                                           Package Number:  19961120 0EO 005402
-------------------------------------------------------------------------------

3. I understand that any prior demand, call or notice that PSI will provide me will not amount to a waiver of its right to act without such demand, call or notice.

4. I agree that in giving an order to sell, a sell order for which I do not own or do not intend to deliver the security will be designated as "short" by me; all other sale orders will be designated as "long" by me. I understand that by designating a sell order as "long" I own the security, and that if the security is not in PSI's possession I represent that I will deliver it on or before the settlement date.

5. PSI and any firm succeeding to PSI are hereby authorized from time to time to lend separately, or together with the property of others, either to PSI or to others, any property, together with all attendant rights of ownership, which PSI may be carrying for me on margin. In connection with such loans, PSI may receive and retain certain benefits to which I will not be entitled. In certain circumstances, such loans may limit, in whole or in part, my ability to exercise voting rights of the securities lent. This authorization shall apply to all accounts carried by PSI for me and shall remain in full force until written notice of revocation is received by PSI at PSI's principal office in New York.

Interest Charge And Account Information

1. If any credit is extended to or maintained for me by Prudential Securities Incorporated (PSI) for the purpose of purchasing, carrying or trading in any securities or otherwise, I will be charged interest.

2. If I maintain a margin account with PSI, a portion of the purchase price must be paid on or before the Due Date (which is the settlement date), pursuant to the rules and regulations of the Federal Reserve Board, and the balance is loaned to me. This loaned portion creates the debit balance upon which interest is charged. Each additional purchase adds to my debit balance, as

Please remember to sign this agreement and provide your tax identification number, if applicable, on the signature page.

SECURITIES AGREEMENT                                      Prudential Securities
Individual - Margin Account
-------------------------------------------------------------------------------
Mr. Neil Kadisha                           Account Number: 0EO 334237 A4
1931 N. Broadway                           TIN # ###-##-####
Los Angeles  CA  90031-2526

                                           Package Number:  19961120 0EO 005402
-------------------------------------------------------------------------------

do my interest charges and any other charge which may be assessed to my account.

3. Interest is charged on both margin accounts and cash accounts as set forth in paragraphs 4 and 5 below. Such interest is charged at an annual rate of up to 2-1/2% above the Prudential Securities Base Loan Rate (the "Base Loan Rate"). The differential above the Base Loan Rate applicable to my account will be disclosed to me in writing. The Base Loan Rate will not exceed the higher of(a) short term market rates at which the corporation borrows funds to which a premium, generally not to exceed 250 basis points, has been added or (b) competitive Base Loan Rates posted by other selected broker-dealers. PSI will periodically reset the Base Loan Rate and the rate applied to my account will change without notice in accordance with the resets. When the Base Loan Rate changes during an interest period, interest will be calculated according to the number of days each rate is in effect during the period. If the rate of interest charged to me is increased for any reason, other than the change in the Base Loan Rate, I will be given at least thirty (30) days' prior written notice. I may contact my Financial Advisor to obtain the current Base Loan Rate. PSI's loan agreements with its clients are governed by the laws of the State of New York, where PSI maintains its principal place of business.

4. If I maintain a securities account with PSI, an interest charge will be assessed if payment in full for securities purchased is not received by PSI on or before the Due Date which appears on the trade confirmation. The interest rate I will be charged for such late payments in my cash account will be equal to the Base Loan Rate plus 2-1/2%.

5. If I maintain a cash and margin account, any credit or debit balance in my cash account will be combined with the balance in my margin account for the purpose of computing interest. Interest charges will be made to my margin account. The interest charged to my account by the close of the charge period is added to the debit balance for the next charge period unless paid. The credit generated by any short sales, including short sales

Please remember to sign this agreement and provide your tax identification number, if applicable, on the signature page.

SECURITIES AGREEMENT                                      Prudential Securities
Individual - Margin Account
-------------------------------------------------------------------------------
Mr. Neil Kadisha                           Account Number: 0EO 334237 A4
1931 N. Broadway                           TIN # ###-##-####
Los Angeles  CA  90031-2526

                                           Package Number:  19961120 0EO 005402
-------------------------------------------------------------------------------

against the box, does not reduce my debit balance for the purpose of computing interest until the short position is covered.

6. PSI's interest period runs from the Friday following the third Thursday of the prior month to the third Thursday of the current month. Interest is calculated on the average net daily debit balance which includes any credit (but not credit for short sales) and debit balances in my cash and margin accounts during the interest period. The interest charge is determined by multiplying the average net daily debit balance by the rate of interest and by a fraction, the numerator of which is the number of days in the interest period and the denominator of which is 360. (The amount of interest charged in this manner is approximately 1/100 or one percent higher than if the actual 365-day year were utilized in the calculation). This interest calculation is consistent with the manner in which PSI is generally charged interest by its creditors. My monthly statement will show the average daily balance and the interest rate used to arrive at the amount of interest charged.

7. The NASD requires that I am advised of the following:

LIMIT ORDERS: By accepting my limit order for transactions in securities in the NASDAQ market, PSI will undertake to monitor the interdealer market and seek to execute my order in accordance with the applicable NASD rule and interpretation thereof. The NASD rule provides as follows:

"A member firm that accepts and holds an unexecuted limit order from its customer in a NASDAQ security and that continues to trade the subject security for its own market-making account at prices that would satisfy the customer's limit order, without executing that limit order under the specific terms and conditions by which the order was accepted by the firm, shall be deemed to have acted in a manner inconsistent with just and equitable principles of trade, in violation of Article III, Section 1 of the Rules of Fair Practice. Nothing in this section, however, requires members to accept limit orders from their customers."


Please remember to sign this agreement and provide your tax identification number, if applicable, on the signature page.

SECURITIES AGREEMENT                                      Prudential Securities
Individual - Margin Account
-------------------------------------------------------------------------------
Mr. Neil Kadisha                           Account Number: 0EO 334237 A4
1931 N. Broadway                           TIN # ###-##-####
Los Angeles  CA  90031-2526

                                           Package Number:  19961120 0EO 005402
-------------------------------------------------------------------------------

8. Funds arising from various securities transactions are transmitted to the firm directly from issuers and offerors and through various intermediaries, including securities depositories. Periodically those intermediaries pass on to their participant broker-dealers, including PSI, some or all of the interest they earn on the funds. Typically, this interest is earned as a result of the method of payment utilized, e.g., the intermediary receives same day funds but credits its participant broker-dealers in next day funds. To the extent PSI receives such interest payments from an intermediary, the firm retains them.

9. FDIC rules require that I am informed that Prudential Securities Incorporated is not a bank and that securities offered through PSI are not backed or guaranteed by any bank or insured by the FDIC unless otherwise expressly indicated.

I am invited to ask my Financial Advisor for more details about the above. Including PSI's margin requirements, lending rate, and the variations in these requirements.

Payment for Order Flow

The Securities and Exchange Commission requires that all brokerage firms disclose to their customers their policies and practices regarding receipt of "payment for order flow." For this purpose, "payment for order flow" is compensation paid to a brokerage firm by a registered securities exchange or association (such as the American Stock Exchange, a regional stock exchange, and the National Association of Securities Dealers, Inc.) or by another broker dealer, in return for directing customer orders for execution. Examples of non-cash compensation include reciprocal arrangements, discounts, rebates, or reductions or credits against fees that would otherwise be payable in full by the brokerage firm.

Our Policy


Please remember to sign this agreement and provide your tax identification number, if applicable, on the signature page.

SECURITIES AGREEMENT                                      Prudential Securities
Individual - Margin Account
-------------------------------------------------------------------------------
Mr. Neil Kadisha                           Account Number: 0EO 334237 A4
1931 N. Broadway                           TIN # ###-##-####
Los Angeles  CA  90031-2526

                                           Package Number:  19961120 0EO 005402
-------------------------------------------------------------------------------

Certain exchanges offer credits against their fees if a member organization's order flow is sufficient. Types of payment for order flow PSI may receive include profit participations from specialists on regional exchanges in connection with the overall profitability of the specialist unit in the stocks in which we route orders to the specialists. We route orders to those specialists if we can be reasonably sure that doing so will result in best execution of the customers' orders. If you wish not to have a particular order, or any of your orders, sent to a regional specialist, please let your Financial Advisor know.

The factors we consider in determining where to send an order include (1) opportunity for price improvement over other available prices, (2) reputation of the exchange specialist who makes the market in the stock, (3) size of the order, and (4) quality of previous order executions.

Trade-by-Trade Disclosure

The confirmations for orders routed to regional specialists will state as follows: "Prudential Securities acted as broker on this transaction. Transactions in these securities are subject to payment for order flow. The nature and source of additional cash or non-cash compensation, if any, received by us in connection with your transaction will be provided upon written request."

Price Improvement

When an order is executed at a price that is more favorable than existing quotations, it has received "price improvement." When orders are routed to a regional specialist, they are exposed to other orders, if any, represented in that exchange at that time. In that way, they may receive an execution between the existing bid/asked spread, which would be at a more favorable price than an order to buy executed at the specialist's bid.

Subject to rules of the Intermarket Trading System and related "trade through" rules, the regional specialists guarantee executions of market orders at least as favorable as the best displayed bid (for a sale) or offer (for a purchase) at the time

Please remember to sign this agreement and provide your tax identification number if applicable, on the signature page.

SECURITIES AGREEMENT                                      Prudential Securities
Individual - Margin Account
-------------------------------------------------------------------------------
Mr. Neil Kadisha                           Account Number: 0EO 334237 A4
1931 N. Broadway                           TIN # ###-##-####
Los Angeles  CA  90031-2526

                                           Package Number:  19961120 0EO 005402
-------------------------------------------------------------------------------

of such execution on any national market for the stock. In some cases, orders are sent from one marketplace to another if that would result in a better execution.

Periodically, Prudential Securities assesses the quality of the markets to which it routes order flow, as well as that of competing markets.



Please remember to sign this agreement and provide your tax identification number, if applicable, on the signature page.

SECURITIES AGREEMENT                                      Prudential Securities
Individual - Margin Account
-------------------------------------------------------------------------------
Mr. Neil Kadisha                           Account Number: 0EO 334237 A4
1931 N. Broadway                           TIN # ###-##-####
Los Angeles  CA  90031-2526

                                           Package Number:  19961120 0EO 005402
-------------------------------------------------------------------------------

By signing this agreement, I acknowledge that I have read a copy of this agreement and that I understand and agree to the following:

                              Securities Agreement
                              Margin Agreement (42)

W-9: Payer's Request For Taxpayer Identification Number

Is this your correct social security number? If not, please enter the correct social security number in the appropriate boxes.

Social Security Number              or         Corrected Social Security Number
                                               (Please Omit Dashes)
--- --- --- --- --- --- --- --- ---      --- --- --- --- --- --- --- --- ---
 5 | 4 | 6 | 2 | 7 | 5 | 5 | 3 | 9 |     |  |   |   |   |   |   |   |   |   |
--- --- --- --- --- --- --- --- ---      --- --- --- --- --- --- --- --- ---
-------------------------------------------------------------------------------
For Payees Exempt from Backup Withholding (See Instructions On The Next Page)
-------------------------------------------------------------------------------

Under penalties of perjury I certify that:
1) the number shown on this form is
my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and
2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or
(c) the IRS has notified me that I am no longer subject to backup withholding.
You must cross out item 2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, the acquisition of abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. Requester: Prudential Securities Incorporated - One Seaport Plaza, New York, NY 10292

By signing this agreement I acknowledge that my securities may be loaned to PSI or loaned out to others.


Please remember to sign this agreement and provide your tax identification number, if applicable, on the signature page.

SECURITIES AGREEMENT                                      Prudential Securities
Individual - Margin Account
-------------------------------------------------------------------------------
Mr. Neil Kadisha                           Account Number: 0EO 334237 A4
1931 N. Broadway                           TIN # ###-##-####
Los Angeles  CA  90031-2526

                                           Package Number:  19961120 0EO 005402
-------------------------------------------------------------------------------

This agreement also contains a pre-dispute arbitration clause on page 2 at paragraph 12.

Signature /s/ Neil Kadisha                                  Date 12-12-96
          -----------------------------------                    --------------
I agree to the terms of this  agreement and attest that the certifications made on the W-9 above are true.

Please keep one set for yourself and return the other entire set to PSI in the envelope provided.



PRUDENTIAL SECURITIES INCORPORATED
One Seaport Plaza, New York, NY  10292